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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 31, 1998





                            THE TIMES MIRROR COMPANY
               (Exact Name of Registrant as Specified in Charter)


                Delaware                                 1-13492                                95-4481525
      (State or Other Jurisdiction               (Commission File Number)                    (I.R.S. Employer
           of Incorporation)                                                               Identification No.)

               Times Mirror Square, Los Angeles, California 90053
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (213) 237-3700



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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

         On July 31, 1998, The Times Mirror Company (the "Company") and Reed Elsevier plc completed the previously announced transactions by which TMD, Inc., a wholly-owned subsidiary of the Company ("TMD"), disposed of Matthew Bender & Company, Incorporated ("Bender") in a tax-free reorganization, and the Company sold its 50% ownership interest in Shepard's to Reed Elsevier. The disposition of Bender was accomplished through the merger of CBM MergerSub Corp. with and into Bender with Bender as the surviving corporation in the merger (the "Merger"). As a result of the Merger, TMD received all of the issued and outstanding common stock of CBM Acquisition Parent Co. ("MB Parent"). MB Parent is a holding company that owns controlling voting preferred stock of Bender with a stated value of $61,616,000 and participating stock of Bender. MB Parent is also the sole member of Liberty Bell I, LLC, a Delaware limited liability company ("Liberty Bell I"). Affiliates of Reed Elsevier own voting preferred stock of MB Parent with a stated value of $68,750,000 which affords them voting control over MB Parent, subject to certain rights held by the Company with respect to Liberty Bell I. Concurrently with the closing of the Merger, the Company became the sole manager of Liberty Bell I and controls its operations and assets. At the time of the Merger, the principal asset of Liberty Bell I was $1,375,000,000 of cash. The consolidated financial statements of the Company will include the accounts of Liberty Bell I.

         The disposition of the Company's 50% interest in Shepard's was also consummated on July 31, 1998 by a transfer of the respective partnership interest owned by two subsidiaries of the Company to affiliates of Reed Elsevier for a cash consideration of $274,650,000.

         The dispositions of Bender and Shepard's (the "Transactions") are more fully described in the agreements filed as exhibits to this Form 8-K.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  MB Parent had no assets or liabilities as at June 30, 1998 other than those under the Amended and Restated Agreement and Plan of Merger, dated as of April 27, 1998, by and among Reed Elsevier U. S. Holdings Inc., Reed Elsevier Overseas BV, MB Parent, CBM MergerSub Corp., the Company, TMD and Bender. As a result, no financial statements of MB Parent are included herewith.

         (b)      Pro Forma Financial Information.

                  The following pro forma condensed consolidated balance sheet of the Company reflecting the disposition of Bender and the Company's 50% interest in Shepard's are filed herewith. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 have been omitted since the historical statements of operations for such periods, included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998, reflect the businesses sold as discontinued operations for each of those periods.


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (IN THOUSANDS OF
DOLLARS)

         The unaudited pro forma condensed consolidated balance sheet of Times Mirror has been derived from the historical condensed consolidated balance sheet of the Company and gives pro forma effect to the Transactions described in
Item 2 as if the Transactions had occurred on June 30, 1998. The Company's historical condensed consolidated balance sheet reflects the accounts of Bender and the Shepard's joint venture, as well as Mosby, Inc. (Mosby), the Company's health sciences publisher, as discontinued operations. The assets and liabilities of discontinued operations have been classified in the historical condensed consolidated balance sheet as net assets of discontinued operations. The pro forma adjustments at June 30, 1998, however, do not reflect the divestiture of Mosby as the divestiture is not expected to take place until later in the 1998 third quarter.


         The pro forma condensed consolidated balance sheet should be read in conjunction with (1) the historical audited consolidated financial statements and the notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and (2) the historical condensed consolidated financial statements and notes thereto contained in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998. The pro forma condensed consolidated balance sheet is not necessarily indicative of the financial position of the Company that would have been reported had the Transactions actually occurred on June 30, 1998.


                                                                    Pro Forma Adjustments
                                                 Times Mirror    --------------------------        Times Mirror
                                                  Historical         Debit        Credit             Pro Forma
                                                 ------------      ----------     ----------       ------------
ASSETS
Current assets:
  Cash and cash equivalents.....................   $   64,979      $1,649,650(a)                   $ 1,714,629

  Accounts receivable, net......................      355,362                                          355,362
  Net assets of discontinued operations.........      402,859                     $  296,820(a)        106,039
  Other current assets..........................      164,322                                          164,322
                                                  -----------                                      -----------
      Total current assets......................      987,522                                        2,340,352

Property, plant and equipment, net..............      933,260                                          933,260
Goodwill........................................      694,743                                          694,743
Other assets....................................      885,098                                          885,098
                                                  -----------                                      -----------
      Total assets..............................  $ 3,500,623                                      $ 4,853,453
                                                  ===========                                      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt...............................  $   533,760                                      $   533,760
  Other current liabilities.....................      537,673                         77,830(a)        615,503
                                                  -----------                                      -----------
      Total current liabilities.................    1,071,433                                        1,149,263

Long-term debt..................................      929,958                                          929,958
Noncurrent liabilities..........................      655,896                        175,000(a)        830,896
                                                  -----------                                      -----------
      Total liabilities.........................    2,657,287                                        2,910,117

Common stock subject to put options.............       37,700                                           37,700

Shareholders' equity:
  Series A preferred stock......................      411,784                                          411,784
  Series C-1 preferred stock....................      190,486                                          190,486
  Series C-2 preferred stock....................      122,550                                          122,550
  Series A common stock.........................       86,668                                           86,668
  Series C common stock.........................       25,422                                           25,422
  Additional paid-in capital....................    1,235,150                                        1,235,150
  Retained earnings............................       408,017                      1,100,000(a)      1,508,017
  Accumulated other comprehensive income.......        11,699                                           11,699
                                                  -----------                                      -----------
                                                    2,491,776                                        3,591,776
Less treasury stock, at cost...................    (1,686,140)                                      (1,686,140)
                                                  -----------                                      -----------
  Total shareholders' equity...................       805,636                                        1,905,636
                                                  -----------       ----------    ----------       -----------
  Total liabilities and shareholders' equity...   $ 3,500,623       $1,649,650    $1,649,650       $ 4,853,453
                                                  ===========       ==========    ==========       ===========


NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

         (a) The pro forma entry to record the gain on the Transactions is comprised of the value attributable to the consideration received in the Transactions of $1.65 billion, less net assets of $296.8 million and expenses and other charges of $252.8 million incurred or provided for in connection with, or as a result of, the Transactions. These expenses and other charges include legal, accounting, investment banking fees and other transaction-related costs of approximately $97.8 million, as well as the estimated tax provision related to the sale of the Company's 50% ownership interest in Shepard's and taxes to reflect the difference in basis of an affiliate totaling $155.0 million.



         (c)      Exhibits.

                  The following exhibits are filed with this Report on Form 8-K:

         EXHIBIT NO.       DESCRIPTION
         -----------       -----------
         2.1               Amended and Restated Agreement and Plan of Merger,
                           dated as of April 27, 1998, by and among Reed
                           Elsevier U.S. Holdings Inc., Reed Elsevier Overseas
                           BV, CBM Acquisition Parent Co., CBM MergerSub Corp.,
                           The Times Mirror Company, TMD, Inc. and Matthew
                           Bender & Company, Incorporated.

         2.2               Partnership Interest Purchase Agreement, dated as of
                           April 26, 1998, by and among The Times Mirror
                           Company, Shepard's, Inc., TM ShepCo, Inc., Reed
                           Elsevier Inc. and Reed Books Inc.

         99.1 Press Release dated July 31, 1998, announcing consummation of the disposition by The Times Mirror
                           Company of Matthew Bender & Company, Incorporated and its 50 percent interest in Shepard's, Inc.
                           (incorporated herein by reference to Exhibit 99 to The Times Mirror Company's Form 8-K dated July 31,
                           1998).




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of August 17, 1998

                                           THE TIMES MIRROR COMPANY



                                           By:  /s/ THOMAS UNTERMAN
                                              ---------------------------------
                                           Name:  Thomas Unterman
                                           Title: Executive Vice President
                                                  and Chief Financial Officer



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                                  EXHIBIT INDEX


         EXHIBIT NO.       DESCRIPTION
         -----------       -----------
         2.1               Amended and Restated Agreement and Plan of Merger,
                           dated as of April 27, 1998, by and among Reed
                           Elsevier U.S. Holdings Inc., Reed Elsevier Overseas
                           BV, CBM Acquisition Parent Co., CBM MergerSub Corp.,
                           The Times Mirror Company, TMD, Inc. and Matthew
                           Bender & Company, Incorporated.

         2.2               Partnership Interest Purchase Agreement, dated as of
                           April 26, 1998, by and among The Times Mirror
                           Company, Shepard's, Inc., TM ShepCo, Inc., Reed
                           Elsevier Inc. and Reed Books Inc.

         99.1 Press Release dated July 31, 1998, announcing consummation of the disposition by The Times Mirror
                           Company of Matthew Bender & Company, Incorporated and its 50 percent interest in Shepard's, Inc.
                           (incorporated herein by reference to Exhibit 99 to The Times Mirror Company's Form 8-K dated July 31,
                           1998).




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